Exhibit 10.2

1 GM Confidential WEIL:\96851689\3\80509.0003 DATA SHARING AGREEMENT This Data Sharing Agreement (“Agreement”) is effective as of the 21st day of December, 2018 (the “Effective Date”) by and between General Motors Holdings LLC and its affiliates (“GM”) and wejo Limited (“Wejo”) and together with GM the “Parties” and each a “Party”. INTRODUCTION A. OnStar, LLC (a wholly owned subsidiary of GM) and Wejo have entered into a Data Evaluation Agreement effective April 19, 2018 (the “Data Evaluation Agreement”), pursuant to which Wejo has and continues to evaluate data licensing opportunities with approved third parties; and B. GM and Wejo now wish to enter into a more expansive data license to support those opportunities for licensing the automotive vehicle data described in Exhibit 1 as such exhibit may be updated from time to time upon mutual written agreement of the Parties (the “Data”) that the Parties have evaluated and mutually agree to proceed with, all subject to the terms and conditions of this Agreement. AGREEMENT 1. Definitions. a. “Change in Control” means (i) a transaction or series of related transactions in which any person or entity either individually or together with other persons or entities acting (or deemed to be acting) in concert with such person or entity (“acting in concert” being interpreted for these purposes in the same manner that such term would be interpreted were Wejo to fall within the scope of the City Code on Takeovers and Mergers of the United Kingdom) acquires (A) ownership, control or the right to direct the voting rights attaching to a majority of the voting securities of Wejo outstanding from time to time, (B) any right to appoint a majority of the members of the board of directors, or (C) the right or ability, directly or indirectly, to direct or procure that the affairs of Wejo are conducted in accordance with the wishes of that person or entity (or such persons or entities collectively), including by means of the holding of shares, or the possession of the right to exercise or direct the exercise of voting rights, in or in relation to Wejo or any other body corporate, or as a result of any powers conferred by the articles of association or any other document regulating Wejo or any other body corporate; (ii) any reorganization, merger or consolidation of, or the insertion of a new holding company above, Wejo, other than a transaction or series of related transactions in which the persons having the right, directly or indirectly, to direct the exercise of the voting rights attaching to the voting securities of Wejo outstanding immediately prior to such transaction or series of related transactions remain, immediately after such transaction or series of related transactions, approximately the same, and such persons hold approximately the same proportionate interests in such voting rights in the outstanding voting securities of Wejo or any other surviving or resulting entity; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of Wejo (or its subsidiaries from time to time). b. “Derived Data Insights” means observations or learnings derived from uses of the Data that are permitted under this Agreement (such as the presence of a new road, the speed limit on a road, or the training of a predictive algorithm) including Data elements reasonably necessary to provide usable context for those observations or learnings (such as the lat/long of the new road or the lat/long associated with a speed limit on a road) that do not include (i) save as aforesaid, any individual record or element of the Data, or (ii) any observations or learnings, in each case that can be attributed to GM or to any individual. DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

2 GM Confidential WEIL:\96851689\3\80509.0003 c. “Code” means the Internal Revenue Code of 1986, as amended. d. “Direct Taxes” shall mean any taxes assessed on either Party’s income and/or gross receipts, net profit or loss, capital, franchise, or any derivative thereof, but excluding Withholding Taxes. e. f. “Indemnified Taxes” means Withholding Taxes required to be withheld from payments under this Agreement other than, (a) Taxes imposed on or measured by net income or profit (however denominated), franchise Taxes, and branch profits Taxes, or (b) U.S. taxes. g. “Fields of Use” means the traffic, mapping, city infrastructure, charging, and fuel fields of use. j. “Purpose” means the presentment by Wejo of commercial Data and Derived Data Insights licensing opportunities to GM for approval via the Joint Approval Process set forth in Exhibit 7 and, for those opportunities agreed to in writing by the Parties, for Wejo to pursue those opportunities in accordance with the terms of this Agreement and enter into licenses with Third Party Licensees in relation thereto. k. “Taxes” shall mean Direct Taxes, Transactional Taxes, and Withholding Taxes. l. “Territory” means world-wide, excluding any embargoed or restricted country under applicable law or regulation, including United States export control laws. m. “Third Party Licensee” means a third party accessing or using the Data pursuant to a license with Wejo as permitted herein. n. “Transactional Taxes” shall mean any sales, use, excise, services, value added tax (“VAT”), goods and services tax (“GST”), or any similar type tax imposed on the transfer or licensing of the Data hereunder. o. “Use Case” means (i) a category of egress licensee contracts within the Fields of Use that include performance criteria, or (ii) a category of egress licensee contracts outside the Fields of Use that include performance criteria, in each case as proposed to GM by Wejo and approved in writing by GM. p. “Wejo Affiliate” means (i) the entities set forth on Exhibit 3, and (ii) other wholly owned affiliates of Wejo that are nominated by Wejo for GM’s prompt approval, and are approved in writing by GM. q. “Withholding Taxes” means any withholding or deduction imposed by an applicable taxing authority on a payment by Wejo to GM under this Agreement. r. A legal entity is an “affiliate” of, or a legal entity is “affiliated” with, another specified legal entity if it directly, or indirectly through one or more intermediaries, Controls, is Controlled by DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F I

3 GM Confidential WEIL:\96851689\3\80509.0003 or is under common Control, with the other specified legal entity: “Control” means the ability to control or direct (directly or indirectly) the decisions and/or management of a legal entity, whether via contract, shares, voting rights, agreement, or otherwise. 2. Delivery of the Data. After the Effective Date, GM shall deliver the Data to Wejo via a secured data exchange mechanism to be mutually agreed by the Parties. The Data shall be delivered in accordance with the Data Delivery Service Level and Credits, as set forth in Exhibit 8. The costs for the design, implementation and operations of the secured data exchange will be borne by each Party with Wejo responsible for the ingress point of the Wejo platform and GM responsible for the egress from the GM data center. 3. License. a. Grant of License. Subject to the terms of this Agreement, GM hereby grants to Wejo (and to each Wejo Affiliate), subject to Section 3(c), a non-exclusive, non-transferable, sublicensable (solely to the extent permitted herein), license to reproduce, distribute, display, process, develop Derived Data Insights using the Data, and otherwise reproduce, modify, distribute, display, process, make derivative works from and generally use the Data solely (i) in the Territory, (ii) during the Term, and (iii) for the Purpose. Modifications and derivative works of the Data shall be, with the sole exception of Section (3)(b), treated in the same manner as “Data” under this Agreement. b. Derived Data Insights. Subject to the terms of this Agreement, GM hereby grants to Wejo (and to each Wejo Affiliate, subject to Section 3(c) a perpetual, irrevocable (subject to GM’s termination rights under Section 9(b)(ii) through 9(b)(v) inclusive, non-exclusive, non- transferable, sublicensable (solely to the extent permitted herein), license to reproduce, distribute, display, adapt, modify, process, exploit and otherwise use the Derived Data Insights solely (i) in the Territory and (ii) for the Purpose. c. Wejo Affiliates. Subject to Section 24, Wejo may permit Wejo Affiliates to exercise Wejo’s license rights as set forth in this Section 3. d. Licensing beyond the Term. At its option, Wejo may propose to GM that Wejo (or a Wejo Affiliate) enter into license arrangements for Data with third parties that extend beyond the Term. Such proposals will include the commercial terms of such license arrangements and any other details reasonably requested by GM to evaluate the risks and benefits of the arrangements. GM will evaluate any such proposal in good faith and if the Parties agree in writing to proceed with any such proposals, GM will extend the duration of the license grant for the applicable elements of the Data beyond the Term to the extent necessary to effectuate the proposal. 4. License Fees, Reporting, Review Rights, Payment Terms. a. Revenue Share. Wejo shall pay GM of the gross revenue received by Wejo from Wejo’s licensing or other use of the Data and Derived Data Insights (the “Revenue”), or such other split as mutually agreed in writing by the Parties. b. Reporting. Within fifteen (15) days following the end of each month during the Term, Wejo shall deliver a report to GM, in a form reasonably acceptable to the Parties, detailing any and all license or other commercial use of the Data and Derived Data Insights, including the third parties involved, the material terms, and the Revenue received during that month. c. Records; Review Rights. Wejo shall retain records sufficient to demonstrate Wejo’s compliance with the terms of this Agreement, including records of all Revenue received or to be received, and all amounts owed to GM hereunder. Wejo shall retain such records throughout the Term and for six (6) years thereafter. On reasonable notice to Wejo, GM shall have the DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

4 GM Confidential WEIL:\96851689\3\80509.0003 right to review Wejo’s records, at a time that does not unreasonably interfere with Wejo’s operations, to validate Wejo’s compliance with the terms of this Agreement. Wejo shall immediately pay to GM any agreed shortfalls identified during such reviews. d. Payment Terms. Within thirty (30) days following the end of each month during the Term, Wejo shall pay GM any and all Revenue owed to GM for that month or any unpaid amount for any prior month, or any other amounts owed GM under this Agreement. 5. License Process and Restrictions. Wejo will comply with the following: a. Other than as expressly permitted in this Section or in the Data Evaluation Agreement, Wejo will not license the Data or Derived Data Insights to any third party or permit any third party to access or use the Data or Derived Data Insights. 6. Protection of the Data. Wejo will: a. ensure that anyone accessing or using the Data or Derived Data Insights complies with terms that are at least as restrictive as the relevant terms of this Agreement; b. Comply with all applicable laws and regulations in its access, storage, use, and disposal of the Data or Derived Data Insights; c. Comply with any legal or regulatory requirements that are imposed on GM with respect to the Data or Derived Data Insights, to the extent GM notifies Wejo of such requirements and gives Wejo a reasonable time to so comply (having regard to the nature of such requirements); d. Cease all use of and destroy all copies of the Data (and ensure others that Wejo has permitted to access or use the Data do the same) upon any expiration or termination of the Term, unless otherwise expressly agreed in writing by GM; e. Not copy, translate, disassemble, or decompile the Data, except as incidentally required to store or process the Data pursuant to this Agreement; f. Not reverse engineer the Data or Derived Data Insights, or attempt to do so, in a manner that allows identification of any vehicle or natural person; g. Maintain commercially reasonable administrative, technical and physical safeguards necessary to protect the Data or Derived Data Insights against loss, destruction, alteration, or unauthorized access and disclosure; and DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

5 GM Confidential WEIL:\96851689\3\80509.0003 h. Comply with GM’s Third Party Information Security Requirements, as set forth in Exhibit 2. The Parties agree that changes to the TPISR can only be made by mutual agreement of the Parties in writing. On reasonable notice to Wejo, GM shall have the option to review Wejo’s security and privacy practices at a time that does not unreasonably interfere with Wejo’s operations. DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

6 GM Confidential WEIL:\96851689\3\80509.0003 9. Term and Termination. a. Term. The term of this Agreement (the “Term”) begins on the Effective Date and ends on the seventh (7th) anniversary of the Effective Date, unless (i) earlier terminated as permitted herein, or (ii) extended by mutual written agreement of the Parties. Either Party may propose an extension of the Term at any time and the other Party will consider such proposal in good faith. Wejo intends to present such a proposal on (or near) the fourth anniversary of the Effective Date. b. Termination. This Agreement may be terminated by any of the following: i. mutual written agreement of the parties; ii. by either Party upon the other Party’s material breach of this Agreement, provided that the breaching party has not cured the breach within thirty (30) days of the date that it receives notice of the breach from the non-breaching party; iii. by GM upon Wejo’s material breach of Section 6 of this Agreement, provided that Wejo has not cured the breach within fifteen (15) days of the date that GM gives Wejo notice of the breach; iv. by GM or Wejo, if Wejo issues GM a Vehicle Volume Failure Notice pursuant to section 5(d) of Exhibit 8; v. by GM as provided in Section 8; and vi. upon a Change of Control of Wejo involving a GM Restricted Person. For the avoidance of doubt, a termination under this Subsection 9(b)(vi) will not terminate the license under Section 3(b). DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

7 GM Confidential WEIL:\96851689\3\80509.0003 c. Effect. On termination of this Agreement: i. GM may immediately cease to supply the Data; ii. The licenses under Section 3 shall immediately terminate with the exception, in the case of termination under Section 9.b(vi), of the license in Section 3(b); iii. Wejo and the Wejo Affiliates shall immediately cease all use of the Data and shall delete all copies thereof in their possession or control; iv. Wejo shall immediately pay any outstanding amounts owed to GM under this Agreement; and v. GM shall immediately pay to Wejo all sums due under Exhibit 8. d. Termination or expiry of this Agreement: i. shall not, unless expressly provided in the Agreement, affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of this Agreement, which existed at or before the date of termination or expiry; ii. shall not, solely in the case of termination under Section 9(b)(vi), terminate the licence to the Derived Data Insights under Section 3(b); and iii. the following clauses shall continue in force: Section 1, Section 4, Section 9(c), Section 9(d), Section 9(e), Sections 11 through 30 inclusive. e. Any provision of this Agreement that expressly is intended to come into or continue in force on or after termination or expiry of this Agreement shall remain in full force and effect. 10. Tax. a. The Parties will cooperate in good faith to generate tax efficiencies and to legally reduce all Taxes associated with the performance of this Agreement whether by exemption, by an available tax treaty, or otherwise. Each Party will provide the other with such documentation as may be reasonably required to substantiate such a reduction or as needed to comply with any information reporting requirements. Without limiting the foregoing, OnStar, LLC and any of its or GM’s affiliates that is entitled to receive any payments hereunder will be required to provide a valid IRS Form W-9 indicating that no U.S. backup withholding is required. b. Wejo shall make all payments required under this Agreement to GM free and clear of, and without deduction or withholding for, any Withholding Taxes unless required to deduct or withhold by applicable law. In the event that Wejo is required to deduct or withhold Indemnified Taxes with respect to any payments to GM pursuant to this Agreement, then the sum payable by Wejo will be increased to the extent necessary to ensure that GM receives a sum net of such withholding or deduction equal to the amount it would have received had no such deduction or withholding been made. c. Each Party shall be responsible for its own Transactional Taxes pursuant to local applicable tax law, in relation to the provision of the services and/or charges under this Agreement and the prices set forth in this Agreement are exclusive of any Transactional Taxes. Each Party shall be responsible for its own Transactional Taxes and related compliance obligations due to the applicable taxing authority (including self- assessment of VAT (defined below) under reverse charge process if and when applicable), except for those states or jurisdictions where the Party has provided the other Party with an appropriate exemption certificate. The Parties shall use reasonable efforts to apply for such exemptions where applicable. Both Parties shall separately state all charges for Transactional Taxes on its invoices (or other such documents) DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

8 GM Confidential WEIL:\96851689\3\80509.0003 necessary to allow either Party to reclaim/credit the Transactional Taxes under the applicable tax laws. 11. Indemnification. a. By Wejo. Wejo will defend and indemnify GM (and its successors and assigns, and its officers, directors, employees, subcontractors, consultants, representatives, and agents) from and against any and all losses, including reasonable legal fees and expenses, of any kind or nature arising out of or resulting from, any claim or allegation of a third party arising from or relating to (i) Wejo’s unauthorized use of GM’s marks or other GM intellectual property, or (iii) Wejo’s breach of this Agreement. b. By GM. GM will defend and indemnify Wejo (and its successors and assigns, and its officers, directors, employees, subcontractors, consultants, representatives, and agents) from and against any and all losses, including reasonable legal fees and expenses, of any kind or nature arising out of or resulting from, any claim or allegation of a third party arising from or relating to (i) GM’s failure to obtain sufficient rights in the Data to grant Wejo the license set forth in Section 3(a) above, (ii) GM’s unauthorized use of Wejo’s marks or other Wejo intellectual property, or (iii) GM’s breach of this Agreement. 12. Exclusions and Limitations of Liability. a. EXCEPT TO THE EXTENT PROVIDED IN SECTION 12(c), NEITHER PARTY IS LIABLE FOR INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING LOSS OF INCOME, PROFITS OR SAVINGS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. c. The provisions of Section 12(a) and Section 12(b) do not apply and do not limit: i. Wejo’s liability for breach of its obligations under Sections 3 through 6 (inclusive); ii. a Party’s liability arising as a result of fraud or a fraudulent misrepresentation; iii. a Party’s liability to the extent such a limitation of liability would be unlawful; or iv. GM’s obligation to pay any amounts due under Exhibit 8. d. Wejo’s sole and exclusive remedies for GM’s failure to meet any of GM’s obligations set out in Exhibit 8 (other than the reporting obligation in paragraph 7) and GM’s sole and exclusive remedies for Wejo’s failure to meet the obligations in relation to GM’s Revenue share set out in Exhibit 8 are, in each case, expressly set forth within Exhibit 8. 13. Confidentiality. DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

9 GM Confidential WEIL:\96851689\3\80509.0003 a. Each Party undertakes that it shall not at any time during the Term, and for a period of two (2) years after termination or expiry of this Agreement (as a whole), disclose to any person any confidential information of the other Party concerning the business, affairs, customers, clients or suppliers of the other Party or of any member of the group of companies to which the other Party belongs, except as permitted by Section 13(b)(ii). Any egress licensee contract or other business opportunity proposed by one Party (or its affiliates) to the other Party (or its affiliates) pursuant to the process set forth in Section 7 and Exhibit 6 will, to the extent not known beforehand by that other Party, constitute the Confidential Information of the Party making such proposal. b. Each Party may disclose the other Party's Confidential Information: i. to its Representatives. Each Party shall ensure that its employees, officers, representatives or advisers (“Representatives”) to whom it discloses the other Party's Confidential Information comply with this Section 13; and ii. to the extent required by law, a court of competent jurisdiction or any governmental or regulatory authority, provided that the Party making the disclosure notifies the other Party of the requirement to disclose, limits the disclosure to the extent it is reasonably able to do so, and seeks a protective order or other remedy to the extent it is reasonably able to do so. c. No Party shall use the other Party's Confidential Information for any purpose other than to exercise its rights and perform its obligations under or in connection with this Agreement. d. No Party shall make, or permit any person to make, any public announcement concerning the terms or existence of this Agreement without the prior written consent of the other Party, except as required by law, a court of competent jurisdiction or any governmental or regulatory authority. 14. Injunctive Relief. Because unauthorized use or disclosure of the Data and Derived Data Insights or breach of Section 13, will result in immediate and irreparable injury to GM or its affiliates or in the case of breach of Section 13, either Party for which monetary damages may not be adequate, in the event of any use of the Data or Derived Data Insights that violates (or, in GM’s reasonable opinion, is likely to violate) this Agreement, GM or Wejo (as applicable) will, in addition to its other rights and remedies, be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance; provided, however, that Wejo will not seek equitable relief that interferes with GM’s production, distribution, or sale of automotive vehicles. 15. Disclaimer. NOTWITHSTANDING ANY CONTRARY PROVISION OF THIS AGREEMENT, THE DATA IS PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS, WITH ALL WARRANTIES DISCLAIMED, BOTH EXPRESS AND IMPLIED, INCLUDING WARRANTIES AS TO THE AVAILABILITY, QUALITY, SUITABILITY FOR WEJO’S PURPOSES, AND ACCURACY OF THE DATA, AND WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. 16. Intellectual Property. Neither Party may use the marks of the other Party without the prior written consent of that Party. Neither Party obtains any right, title, or interest in the intellectual property rights of the other Party, other than the license rights expressly granted in this Agreement. 17. No Publicity. Unless approved beforehand in writing by both Parties, neither Party will make any public announcements, releases, disclosures or other communications (i) relating to the existence or terms of this Agreement, (ii) relating to the relationship of the Parties, or (iii) involving the marks of the other Party. DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

10 GM Confidential WEIL:\96851689\3\80509.0003 18. Notices. Any notices under this Agreement, shall be given to the addresses below. GM Wejo Limited. Attention: Attention: Richard Barlow General Counsel CEO 400 Renaissance Center, 39th Floor Suite 2, First Floor Chowley Court, MC 482 D39 D68 Chowley Oak Business Park Detroit, MI 48265 Chowley Oak Lane, Tattenhall, Chester, CH3 9GA Fax No. 313-667-0822 Email address: Richard.Barlow@wejo.com 19. Compliance with Laws. Each Party will comply with all laws, rules, and regulations that arise in connection with performance under or that relate to this Agreement. 20. Amendments. No amendment to this Agreement shall be binding upon either Party unless it is in writing and signed by both GM and Wejo. 21. Costs. Unless otherwise expressly provided herein, each Party is responsible for all costs and expenses it incurs in connection with its performance under this Agreement. 22. Governing Law and Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without regard for the principles of conflicts of laws. Each Party irrevocably agrees that the US Federal Courts located in Delaware shall have exclusive jurisdiction and venue to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims). 23. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter, and supersedes all prior oral or written representations or agreements regarding that subject matter. Each Party acknowledges that in entering into this Agreement it does not rely on any statement, representation, assurance, or warranty (whether made innocently or negligently) that is not set out in this Agreement. 24. Subcontractors. Wejo may not subcontract any obligations under this Agreement to any party, other than a Wejo Affiliate, without the prior written consent of GM. Any acts or omissions of any subcontractor of Wejo approved by GM or any Wejo Affiliate shall be deemed for all purposes connected to this Agreement to be an act or omission of Wejo. Wejo shall ensure that each subcontractor and any Wejo Affiliate, complies with all the terms of this Agreement as if they were Wejo. 25. Assignment. Neither Party may assign its rights or obligations under this Agreement in whole or in part to any third party without the other Party’s prior written consent. 26. Force Majeure. a. Neither Party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control (“Force Majeure Event”). In such circumstances the affected Party shall: i. give notice in writing as soon as reasonably practicable to the other Party and describe in reasonable detail the circumstances causing the delay and the likely duration of non- performance; ii. use all reasonable endeavours to mitigate the effect and financial impact of the Force Majeure Event; DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

11 GM Confidential WEIL:\96851689\3\80509.0003 iii. use all reasonable endeavours to continue to perform its obligations under this Agreement and to resume full performance as soon as is reasonably possible; and iv. keep the other Party informed of all steps taken by it under this Section 26 (including any reasonable alternative means for performance of the affected obligations). 27. Waiver. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy shall preclude or restrict the further exercise of that or any other right or remedy. 28. Remedies. Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law or in equity. 29. Dispute Resolution. If a dispute arises out of or in connection with this Agreement or the performance, validity, or enforceability of it (“Dispute”) then except as expressly provided in this Agreement, the Parties shall follow the procedure set forth in this Section: a. Either Party shall give to the other Party written notice of the Dispute setting out its nature and full particulars (“Dispute Notice”), together with relevant supporting documents. On receipt of the Dispute Notice, the Project Manager of Wejo and the Project Manager of GM shall attempt in good faith to resolve the Dispute; b. If the Project Managers are unable to resolve the Dispute within thirty (30) days of receipt of the Dispute Notice, then the Dispute shall be referred to senior management of the Parties, who shall attempt in good faith to resolve the dispute; and c. If the senior management of the Parties are unable to resolve the Dispute within thirty (30) days of the referral of the Dispute to them, then either Party may seek any remedies available to it in law or in equity. 30. Miscellaneous. a. References to Sections and Exhibits are to the Sections and Exhibits of this Agreement. b. The Exhibits form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Exhibits. [Signatures begin on the following page.] DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

[Signature page to Data Sharing Agreement] WEIL:\96851689\3\80509.0003 IN WITNESS WHEREOF, Wejo and GM have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date. General Motors Holdings LLC wejo Limited _________________________________ _________________________________ By:______________________________ By: Richard Barlow Title: ____________________________ Title: Chief Executive Officer Date: ____________________________ Date: ____________________________ DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F lfl DocuSigned by: L: ::4 0 ~:% Q DocuSigned by : 'J n i 1 1 f tJ ~ 7 82 D 3229 5 432405 . ..

Exhibit 1 to Data Sharing Agreement GM ConfidentialWEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 1 to Data Sharing Agreement GM ConfidentialWEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 1 to Data Sharing Agreement GM ConfidentialWEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 2 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 3 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 EXHIBIT 3 Wejo Affiliates To be updated upon mutual written agreement of GM and Wejo The following affiliates of Wejo are each deemed to be a “Wejo Affiliate” under this Agreement: - wejo Data Services Inc - Rewardrive Ltd. - wejo Incorporated - wejo Concierge UK Ltd. - Call Compare Ltd. DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 4 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 5 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 6 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 7 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

Exhibit 8 to Data Sharing Agreement WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F

WEIL:\96851689\3\80509.0003 DocuSign Envelope ID: 38DD22EA-122D-4755-9CB7-2A9EE76EC927 DocuSign Envelope ID: DE29CBCD-005D-4447-83F4-ADCD9B2FB52F